Exhibit 4.2

EXECUTION VERSION

EVERETT SPINCO, INC.

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 27, 2017

EXECUTION VERSION

First Supplemental Indenture dated as of March 27, 2017 between EVERETT SPINCO, INC., a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of March 27, 2017 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments evidencing its indebtedness. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is herein referred to as the “Indenture.”

WHEREAS, the Company has authorized the issuance of $500,000,000 aggregate principal amount of 2.875% Senior Notes due 2020 (the “2020 Notes”), $500,000,000 aggregate principal amount of 4.250% Senior Notes due 2024 (the “2024 Notes”) and $500,000,000 aggregate principal amount of 4.750% Senior Notes due 2027 (the “2027 Notes” and, together with the 2020 Notes and the 2024 Notes, the “Initial Notes”).

WHEREAS, on May 24, 2016, the Company entered into an Agreement and Plan of Merger with Hewlett Packard Enterprise Company (“HPE”), Computer Sciences Corporation, a Nevada corporation (“CSC”) and Everett Merger Sub Inc. (“Old Merger Sub”), as amended by the First Amendment to the Agreement and Plan of Merger dated as of November 2, 2016 among the Company, HPE, New Everett Merger Sub Inc., a Nevada corporation and a wholly-owned direct subsidiary of Everett (“New Merger Sub”), CSC and Old Merger Sub and as further amended by the Second Amendment to Agreement and Plan of Merger dated as of December 6, 2016 among HPE, Everett, New Merger Sub, CSC and Old Merger Sub (as so amended, the “Merger Agreement”) pursuant to which New Merger Sub intends to merge with and into CSC, with CSC continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).

WHEREAS, concurrently with the Merger Agreement, the Company entered into a Separation and Distribution Agreement with HPE, dated as of May 24, 2016 (as amended as of November 2, 2016, December 6, 2016 and January 27, 2017, the “Separation Agreement”), which provides for, among other things, the separation of the Everett business from the other businesses of HPE (the “Separation”); the contribution by HPE of specified assets and liabilities related to the Everett business to the Company (the “Contribution”); and the distribution by HPE of 100% of the shares of the Company’s common stock to HPE stockholders on a pro rata basis (the “Distribution”). The Merger, the Separation, the Contribution and the Distribution are collectively referred to herein as the “Transactions.”

WHEREAS, the consummation of the Transactions is subject to numerous conditions including, among other things, the receipt by HPE of a payment from the Company in an amount of approximately $3.008 billion as specified in the Separation Agreement (the “Everett Payment”).

WHEREAS, the Company intends to use the proceeds from the issuance of the Initial Notes to pay the Everett Payment;

WHEREAS, the Company desires to enter into this First Supplemental Indenture to establish the form and terms of the Notes in accordance with Section 2.03 of the Base Indenture.

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

Section 1.01. Terms of the Notes. The following terms relate to the Notes:

(a) The 2020 Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.875% Senior Notes due 2020,” the 2024 Notes shall constitute a separate series of Securities under the Base Indenture having the title “4.250% Senior Notes due 2024” and the 2027 Notes shall constitute a separate series of Securities under the Base Indenture having the title “4.750% Senior Notes due 2027.”

(b) Each of the 2020 Notes, the 2024 Notes and the 2027 Notes shall be issued at a price of one hundred percent (100%) of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(c) The aggregate principal amount of the 2020 Notes (the “Initial 2020 Notes”), the 2024 Notes (the “Initial 2024 Notes”) and the 2027 Notes (the “Initial 2027 Notes” and, together with the Initial 2020 Notes and the 2024 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $500,000,000, $500,000,000 and $500,000,000, respectively.

(d) The Company may from time to time, without the consent of the Holders of Notes, issue additional 2020 Notes (in any such case “Additional 2020 Notes”), additional 2024 Notes (in any such case “Additional 2024 Notes”) or additional 2027 Notes (in any such case “Additional 2027 Notes”) having the same ranking and the same interest rate, maturity and other terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as the Initial 2020 Notes, Initial 2024 Notes or the Initial 2027 Notes, as the case may be. The aggregate principal amount of each of the Additional 2020 Notes, the Additional 2024 Notes and Additional 2027 Notes shall be unlimited.

(e) Any Additional 2020 Notes and the Initial 2020 Notes shall constitute a single series under the Indenture and all references to the 2020 Notes shall include the Initial 2020 Notes and any Additional 2020 Notes unless the context otherwise requires. Any Additional 2024 Notes and the Initial 2024 Notes shall constitute a single series under the Indenture and all references to the 2024 Notes shall include the Initial 2024 Notes and any Additional 2024 Notes unless the context otherwise requires. Any Additional 2027 Notes and the Initial 2027 Notes shall constitute a single series under the Indenture and all references to the 2027 Notes shall include the Initial 2027 Notes and any Additional 2027 Notes unless the context otherwise requires. In each of the above cases, if any such Additional Notes of such series are not fungible with the previously issued notes of such series for U.S. federal income tax purposes, such Additional Notes of such series will be issued with a different CUSIP number as the previously issued notes of such series, as applicable. For the avoidance of doubt, the 2020 Notes, the 2024 Notes and the 2027 Notes are each a separate series of notes under the Indenture and will not vote together as a single class under the Indenture for any reason.

(f) The entire outstanding principal of the 2020 Notes shall be payable on March 27, 2020. The rate at which the 2020 Notes shall bear interest shall be 2.875% per year. The date from which interest shall accrue on the 2020 Notes shall be March 27, 2017, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2020 Notes shall be March 27 and September 27 of each year, beginning September 27, 2017.

(g) The entire outstanding principal of the 2024 Notes shall be payable on April 15, 2024. The rate at which the 2024 Notes shall bear interest shall be 4.250% per year. The date from which interest shall accrue on the 2024 Notes shall be March 27, 2017, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2024 Notes shall be April 15 and October 15 of each year, beginning October 15, 2017.

(h) The entire outstanding principal of the 2027 Notes shall be payable on April 15, 2027. The rate at which the 2027 Notes shall bear interest shall be 4.750% per year. The date from which interest shall accrue on the 2027 Notes shall be March 27, 2017, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the 2027 Notes shall be April 15 and October 15 of each year, beginning October 15, 2017.

(i) Interest shall be payable on each Interest Payment Date to the Holders of record of the 2020 Notes at the close of business on the March 12 and September 12 immediately preceding each Interest Payment Date and to Holders of record of the 2024 Notes and 2027 Notes on the April 1 and October 1 immediately preceding each Interest Payment Date (in connection with the Notes, each a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(j) The Depositary for the Global Notes shall be The Depository Trust Company, New York, New York (“DTC”).

(k) Any Additional Notes and the Exchange Notes that are issued in a registered offering pursuant to the Securities Act, shall be substantially in the form attached hereto as Exhibit B, the terms of which are herein incorporated by reference.

(l) The Notes that are offered and sold in reliance on Rule 144A shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more permanent global Notes substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. Such Global Notes shall be referred to collectively herein as the “Rule 144A Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee, for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

The Notes that are offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall, unless the Company otherwise notifies the Trustee in writing, be issued in the form of one or more temporary global Notes substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. Such Global Notes shall be referred to herein as the “Temporary Regulation S Global Notes,” and shall be deposited with the Trustee, as custodian for the Depositary or its nominee for the accounts of designated Agent Members holding on behalf of Euroclear or Clearstream and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Following the expiration of the distribution compliance period set forth in Regulation S with respect to any Temporary Regulation S Global Note, beneficial interests in such Temporary Regulation S Global Note shall be exchanged for beneficial interests in one or more permanent global Notes substantially in the form attached hereto as Exhibit A, except as otherwise permitted herein. Such Global Notes shall be referred to herein as the “Permanent Regulation S Global Notes” and, together with the Temporary Regulation S Global Notes, as the “Regulation S Global Notes.” The Permanent Regulation S Global Notes shall be deposited with the Trustee, as custodian for the Depositary or its nominee for credit to the account of an Agent Member and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall cancel the related Temporary Regulation S Global Note. The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. The Rule 144A Global Notes and the Regulation S Global Notes, together with any other global Notes that are issued and authenticated pursuant to this Indenture, are sometimes collectively referred to as the “Global Notes.”

(m) Each Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the applicable legends set forth in Exhibit A (the “Note Legends”) on the face thereof until the Note Legends are removed or not required.

(n) The Notes shall be denominated in Dollars and shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(o) The Notes may be redeemed by the Company prior to the maturity date, as provided in Section 1.04 and Section 1.05.

(p) The Notes will not have the benefit of any sinking fund.

(q) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(r) The Notes will be direct, unconditional, senior unsecured and unsubordinated obligations of the Company, and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves, and senior in right of payment to any subordinated indebtedness the Company may incur.

(s) The Notes are not convertible into shares of common stock or other securities of the Company.

(t) The restrictive covenants set forth in Section 1.06 shall be applicable to the Notes.

Section 1.02. Additional Defined Terms. As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Additional Notes” means any Additional 2020 Notes, Additional 2024 Notes or Additional 2027 Notes issued under this Indenture.

“Agent Members” has the meaning set forth in Section 1.08(b).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” means, with respect to any sale and leaseback transaction, the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

(4) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 1.06(d).

“Change of Control Payment” has the meaning set forth in Section 1.06(d).

“Change of Control Payment Date” has the meaning set forth in Section 1.06(d).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event. For the avoidance of doubt, the consummation of the Transactions as described in the Recitals to this Indenture will not give rise to a Change of Control Triggering Event.

“Clearstream” means Clearstream Bank, société anonyme, or its successors.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with comparable maturity to the remaining term of such Notes (assuming for this purpose that, in the case of the 2024 Notes or the 2027 Notes, that such series of Notes matured on the applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of the Company’s assets and the assets of the Company’s Subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

(1) all current liabilities other than (A) notes and loans payable, (B) current maturities of long-term debt and (C) current maturities of Capital Lease Obligations, and

(2) intangible assets, to the extent included in such aggregate assets, all as set forth on the Company’s then most recent consolidated balance sheet and computed in accordance with GAAP.

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 of the Base Indenture.

“DTC” has the meaning set forth in Section 1.01(j).

“Euroclear” means Euroclear Bank S.A./N.V., or its successor.

“Event of Default” has the meaning set forth in Section 1.07(a).

“Exchange Notes” means notes, containing terms substantially identical to any Notes of a particular series (except that (i) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated,) that are issued and exchanged for such Notes as may be provided in any registration rights agreement relating to such Notes and this Indenture (including any amendment or supplement hereto).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of this Indenture.

“Global Note” means, individually and collectively, each of the Notes in global form issued to the Depositary or its nominee.

“Indebtedness” means, with respect to any Person, and without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (A) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of the Company, and (B) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“Independent Investment Banker” means an independent investment institution of national standing, which may be one of the Reference Treasury Dealers or their respective affiliates, selected by the Company.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes of each series.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB– (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Lien” means any lien, security interest, charge, mortgage, pledge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means the Initial Notes, any Additional Notes, the Exchange Notes and any other notes issued in respect thereof.

“Par Call Dates” has the meaning set forth in Section 1.04(a)(i).

“QIB” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the 2020 Notes, the 2024 Notes or the 2027 Notes or fails to make a rating of such Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means, with respect to any series of Notes, the rating on such Notes is lowered by at least two of the three Rating Agencies and such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of the applicable Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of: (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”) selected by MUFG Securities Americas Inc. and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer at any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Regulation S” means Regulation S under the Securities Act.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company was the owner of such Note (or any predecessor Note thereto).

“Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which holds more than 5.0% of the Company’s Consolidated Net Tangible Assets; except for any Subsidiary primarily engaged in financing receivables or in the finance business.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Special Mandatory Redemption” has the meaning set forth in Section 1.05(a).

“Special Mandatory Redemption Date” has the meaning set forth in Section 1.05(b).

“Special Mandatory Redemption Price” means a Redemption Price per Note equal to 101% of the aggregate principal amount of the Notes to be redeemed.

“Special Mandatory Redemption Trigger” has the meaning set forth in Section 1.05(a).

“Transaction Closing Date” means the date on which the Transactions, as defined in the Recitals to this Indenture, are consummated.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

“2024 Par Call Date” has the meaning set forth in Section 1.04(b)(i).

“2027 Par Call Date” has the meaning set forth in Section 1.04(b)(i).

Section 1.03. Payment, Transfer and Exchange. (a) Registration of Transfer and Exchange. To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes of the same series as the Note presented for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of an Issuer Order for the authentication and delivery of such Notes.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any paying agent and the Registrar may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel which may be required to be submitted to the Trustee to effect a registration of transfer or exchange may be submitted by facsimile, to be followed by originals.

(b) Payment. The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby.

(c) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note.

Section 1.04. Optional Redemption. (a) The provisions of Article 11 of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes. Each series of Notes are redeemable, in whole or in part, at the Company’s option, on at least 10 days’ but not more than 60 days’ prior notice, as follows:

(i) prior to March 27, 2020 in the case of the 2020 Notes, February 15, 2024 in the case of the 2024 Notes (the “2024 Notes Par Call Date”) and January 15, 2027 in the case of the 2027 Notes (the “2027 Notes Par Call Date,” and together with the 2024 Par Call Date, the “Par Call Dates”), at a Redemption Price equal to the greater of:

(A) 100% of the principal amount of such Notes to be redeemed; or

(B) the sum of the present values of the remaining scheduled payments of principal and interest, including additional interest, if any, thereon that would have been payable in respect of the Notes calculated, in the case of the 2024 Notes and the 2027 Notes, as if the maturity date of the notes was the applicable Par Call Date (excluding any portion of such interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) of the Notes being redeemed at the Treasury Rate plus 25 basis points with respect to the 2020 Notes, 30 basis points with respect to the 2024 Notes, or 35 basis points with respect to the 2027 Notes; plus, in the case of either (A) or (B), accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(ii) On or after the applicable Par Call Date, the 2024 Notes and the 2027 Notes will be redeemable at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption.

(c) Notice of any redemption with respect to the Notes shall be given in the manner provided for in Section 11.02 of the Base Indenture on at least 10 days’ but not more than 60 days’ prior notice to the Redemption Date, to each Holder of Notes to be redeemed, except that redemption notices may be delivered more than 90 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

(d) At any time, the Company may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the Trustee for cancellation pursuant to Section 2.10 of the Base Indenture.

(e) For the avoidance of doubt, the Trustee shall not be required to calculate the Redemption Price or the Treasury Rate.

Section 1.05. Special Mandatory Redemption. (a) In the event that the Transaction Closing Date does not occur on or prior to September 30, 2017 or if the Merger Agreement is terminated at any time on or prior to September 30, 2017 (each of such events being a “Special Mandatory Redemption Trigger”), then the Company will redeem in whole and not in part the aggregate principal amount of the Notes outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b) The Company will cause a notice of Special Mandatory Redemption to be delivered to the Trustee and mailed, or delivered electronically in accordance with DTC’s customary procedures if held by DTC, to the Holders of the Notes, at their registered addresses, no later than 10 days following the occurrence of a Special Mandatory

Redemption Trigger, which shall provide for the redemption of the notes on or prior to the third business day (the “Special Mandatory Redemption Date”) following the date of such notice. Upon the deposit of funds sufficient to pay the Special Mandatory Redemption Price on the Special Mandatory Redemption Date with the Trustee or a paying agent on or before such Special Mandatory Redemption Date, the Notes will cease to bear interest and all rights under such Notes shall terminate.

(c) Upon the occurrence of the Transaction Closing Date, the provisions described in this Section 1.05 will cease to apply.

Section 1.06. Additional Covenants. The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

(a) Limitation on Liens. Other than as provided in Section 1.06(c) below, neither the Company nor any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien upon any of the Company’s property, to secure any Indebtedness of the Issuer or a Restricted Subsidiary, except for:

(i) Liens existing on the date hereof and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

(ii) Liens on property existing at the time the Company or any of its Subsidiaries acquires such property, provided that such Liens:

(A) are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and

(B) do not extend to or cover any of the Company’s property or any of its Restricted Subsidiaries’ property other than the property so acquired;

(iii) Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes the Company’s Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such Liens:

(A) are not incurred in connection with or in contemplation of such corporation or entity becoming a Restricted Subsidiary or merging or consolidating with the Company or a Restricted Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(B) do not extend to or cover any of the Company’s property or any of its Restricted Subsidiaries’ property other than the property of such corporation or other entity;

(iv) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) the Company or any of its Restricted Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 270 days after completion of such acquisition or improvement;

(v) Liens to secure Indebtedness owing to the Company or to a Restricted Subsidiary;

(vi) Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by the Company or a Restricted Subsidiary, and for which the Company maintains adequate reserves in accordance with GAAP, and attachment, judgment and other similar Liens arising in connection with legal proceedings; provided that any such judgment does not constitute an Event of Default;

(vii) Liens in favor of the United States to secure amounts paid to the Company or any of its Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

(viii) Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;

(ix) Liens in favor of suppliers, producers, operators, workmen, materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by the Company or any Restricted Subsidiary in good faith and by appropriate proceedings;

(x) Liens consisting of zoning restrictions, licenses, easements, covenants, rights-of-way, utility easements, building restrictions and similar encumbrances and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

(xi) Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially detract from the value of such real or personal property or materially interfere with the ordinary conduct of the business conducted at such real property or with respect to such personal property;

(xii) Liens arising under licenses or sublicenses of intellectual property granted in the ordinary course of business;

(xiii) Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;

(xiv) Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Issuer or any of its Restricted Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by the Company or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which the Company or any of its Restricted Subsidiaries is a party;

(xv) Liens on deposits securing obligations under cash pooling and multi-currency notional pooling programs;

(xvi) Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;

(xvii) Liens incurred or deposits made by the Company or its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits, taxes, assessments, statutory obligations or other similar charges, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

(xviii) Liens on account receivables or related assets resulting from the sale of such account receivables or such related assets, or Liens arising in connection with or related to any securitization financings, factoring arrangements or assignments thereof that may be entered into by the Company or any Restricted Subsidiary;

(xix) Liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances;

(xx) Liens on property incurred in sale and lease-back transactions permitted under Section 1.06(b); and

(xxi) Liens constituting any extension, renewal or replacement of any Liens in provisions (i) to (xxii) above to the extent the principal amount of the Indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the property encumbered by any such Lien is the same as or substantially similar in nature to the property encumbered by the Lien being extended, renewed or replaced.

Notwithstanding the foregoing, the Company or any of its Subsidiaries may create, incur, assume or suffer to exist Indebtedness secured by Liens not otherwise permitted by this Section 1.06(a) if the Company first makes effective provisions whereby each series of Notes (together with any other Indebtedness of the Company then existing or thereafter created ranking equally with such Notes and similarly entitled to be equally and ratably secured) shall be secured equally and ratably with such Indebtedness for so long as such Indebtedness shall so be secured.

(b) Limitation on Sale and Lease-back Transactions. Other than as provided in Section 1.06(c) below, neither the Company nor any of its Restricted Subsidiaries may enter into any sale and lease-back transaction with a term longer than three years, unless:

(i) such transaction was entered into prior to the date hereof;

(ii) such transaction was for the sale and leasing back to the Company of any property by one of its Restricted Subsidiaries;

(iii) the Company would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to Section 1.06(a) above; or

(iv) the Company applies an amount equal to the fair value of the property sold to the purchase of property or to the retirement of its long-term Indebtedness (including the Notes) within 365 days of the effective date of any such sale and lease-back transaction.

(c) Permitted Liens and Permitted Sale and Lease-back Transactions. Notwithstanding the restrictions set forth under Section 1.06(a) and Section 1.06(b), the Company or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any sale and lease-back transaction not otherwise permitted pursuant to Section 1.06(a) or Section 1.06(b); provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this Section 1.06(c) (excluding the Liens permitted pursuant to Section 1.06(a)) and the aggregate amount of all Attributable Debt in respect of sale and lease-back transactions permitted by this Section 1.06(c) (excluding sale and lease-back transactions permitted under Section 1.06(b)) measured, in each case, at the time any such Lien is incurred or any such sale and lease-back transaction is entered into, by the Company or any Restricted Subsidiary does not exceed 20% of the Company’s Consolidated Net Tangible Assets.

(d) Purchase of Notes upon a Change of Control Triggering Event. (i) If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has exercised its option to redeem such Notes as described in Section 1.04 or Section 1.05 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is delivered (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date and shall state the following:

(A) that the Change of Control Offer is being made pursuant to this Section 1.06(d) and that all Notes tendered will be accepted for payment;

(B) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed;

(C) that any Note not tendered will continue to accrue interest;

(D) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(E) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(F) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(G) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.06(d), the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1.06(d) by virtue of such compliance.

(ii) On the Change of Control Payment Date, the Company will, to the extent lawful:

(A) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(B) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(C) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The paying agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(iii) Notwithstanding anything to the contrary in this Section 1.06(d), the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (a) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1.06(d) and the third party repurchases all Notes properly tendered and not withdrawn under its offer, or (b) notice of redemption has been given pursuant to Section 1.04 or Section 1.05 hereof, unless and until there is a default in payment of the applicable Redemption Price.

Section 1.07. Defaults and Remedies. (a) Events of Default. This Section 1.07(a) shall replace Section 4.01 of the Base Indenture with respect to the Notes only.

Each of the following is an “Event of Default” with respect to a particular series of Notes:

(i) default in the payment of interest, including additional interest, if any, on such series of Notes when due, and such default has continued for a period of 90 days or more and the time for such payment is due has not been extended or deferred;

(ii) default in the payment (at maturity, upon redemption or otherwise) of the principal of such series of Notes when due;

(iii) failure by the Company for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then Outstanding to perform or observe any of the other covenants or agreements in this Indenture applicable to such series (other than defaults specified in clauses (i) or (ii) above);

(iv) any of the Company’s Indebtedness in the aggregate outstanding principal amount of $250 million or more either:

(A) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by the Company; or

(B) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by us in respect of Indebtedness of any other Person in the aggregate outstanding principal amount of $250 million or more is not honored when, and remains dishonored after, becoming due;

(v) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property or (D) makes a general assignment for the benefit of its creditors; or

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company for all or substantially all of the Company’s properties, or (C) orders the liquidation of the Company, and, in any of the above cases, the order or decree remains unstayed and in effect for 90 days.

(b) Acceleration of Maturity. In the case of an Event of Default specified in clause (v) or (vi) of Section 1.07(a), all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of a particular series may declare all the Notes of such series to be due and payable immediately by notice in writing to the Company (and to the Trustee if written notice is given by such Holders). Upon any such declaration, the Notes of such series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a particular series by written notice to the Trustee may, on behalf of all of the Holders of such series, rescind an acceleration and its consequences with respect to such series of Notes, if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 1.08. Book-Entry Provisions for Global Notes. (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(c) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary. Subject to the limitation on issuance of physical Notes, physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; or (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of physical Notes.

(d) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 1.09) and the Applicable Procedures therefor of the Depositary. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s Applicable Procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 1.09, the Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(e) Any physical Note delivered in exchange for an interest in a Global Note pursuant to Section 1.08(c) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note, bear the Notes Legends.

(f) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 1.09.

Section 1.09. Special Transfer Provisions. (a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and:

(i) (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Registrar and the Company and the Trustee an Opinion of Counsel, certifications and other information satisfactory to the Company, and

(ii) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar and the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a)(i) above and (y) written instructions given in accordance with the procedures of the Registrar and the Applicable Procedures of the Depositary;

whereupon (i) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture and, if such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar and the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar and the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 1.09, such registration to be done in accordance with the otherwise applicable provisions of this Section 1.09, upon the furnishing by the proposed transferor or transferee of a written Opinion of Counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

(d) General. A Note that is a Restricted Security may not be transferred other than as provided in this Section 1.09. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 1.09. By its acceptance of any Note bearing the Note Legends, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Note Legends and agrees that it will transfer such Note only as provided in this Indenture.

Section 1.10. Payment of Additional Interest. (a) Under certain circumstances the Company may be obligated to pay certain additional amounts of interest to the Holders of certain Notes.

(b) Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give notice to the Trustee of the amount of any such additional interest due on such Interest Payment Date. The Trustee shall have no obligation to independently determine whether additional interest is payable or to confirm the amount of additional interest that is in fact payable.

Section 1.11. Satisfaction and Discharge of Indenture. This Section 1.11 shall replace Section 9.01(a) of the Base Indenture with respect to the Notes only.

(a) either (i) all the Notes of such series that have been authenticated and delivered have been cancelled or delivered to the Trustee for cancellation (other than any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 of the Base Indenture); or (ii) all the Notes of such series issued that have not been cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their final maturity within one year, or are to be called for redemption within one year, under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name, and at the Company’s expense and the Company shall have irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on the Notes of such series to pay principal, interest, if any, and any premium, which for purposes of this provision shall be calculated without applying any “present value discount” and using a Treasury Rate of no less than zero.

Section 1.12. Successors. Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of the assets of the Company substantially as an entirety in a transaction that is subject to, and that complies with the provisions of, Article 8 of the Base Indenture, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 1.12.

ARTICLE 2

MISCELLANEOUS

Section 2.01. Definitions. Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.02. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.03. Governing Law. THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 2.04. Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 2.06. No Benefit. Nothing in this First Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

Section 2.07. Trustee. The Trustee makes no representations or warranties as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date set forth above.

EVERETT SPINCO, INC.

By:	/s/ RISHI VARMA
Name: Rishi Varma
Title: President and Secretary

By:	/s/ TIMOTHY C. STONESIFER
Name: Timothy C. Stonesifer
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ ELIZABETH A. BOYD
Name: Elizabeth A. Boyd
Title: Vice President

EXHIBIT A

FORM OF GLOBAL NOTE

[DTC Legend]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ( THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Global Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $100,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE

SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

             % SENIOR NOTES DUE

No. [ ]	$[ ]

CUSIP No.                     1                     2

EVERETT SPINCO, INC.

EVERETT SPINCO, INC., a Delaware corporation (the “Company”), promises to pay to                     , or registered assigns, the principal sum of                      Dollars ($                    ) on                     .

Interest Payment Dates:                      and

Record Dates:                      and

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1]	Insert for Regulation 144A Note only.
[2]	Insert for Regulation S Note only.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with the Indenture.

Date: March 27, 2017

EVERETT SPINCO, INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the                     % Senior Notes due                      issued by Everett SpinCo, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date: March 27, 2017

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Everett SpinCo, Inc.

             % Senior Notes due

This note is one of a duly authorized series of debt securities of Everett SpinCo, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of March 27, 2017 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 27, 2017 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The rate at which the Notes shall bear interest shall be             % per year. [The date from which interest shall accrue on the Notes shall be                     ,                      or the most recent Interest Payment Date to which interest has been paid or provided for.]3 [Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from                    ,                     .]4 The Interest Payment Dates for the Notes shall be                      and                      of each year, beginning                     ,                     . Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the                      and                      prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such

[3]	Include only for Initial Notes.
[4]	Include only for Additional Notes.

Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, the Trustee will act as paying agent and Registrar. The Company may change or appoint any paying agent or Registrar without notice to any Holder.

4. Indenture. The Notes are subject to all terms of the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “            % Senior Notes due                     ”, initially limited to $                     in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Everett SpinCo, Inc., 3000 Hanover Street, Palo Alto, California, 94304, Attention: General Counsel.

5. Redemption. The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time or from time to time, as provided in Section 1.04 of the First Supplemental Indenture.

6. Sinking Fund. The Notes will not have the benefit of any sinking fund.

7. Special Mandatory Redemption. As provided in Section 1.05 of the First Supplemental Indenture, if the Company does not consummate the Transactions, or if the Merger Agreement is terminated, on or prior to September 30, 2017, the Company will be required to redeem the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

8. Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has redeemed such Notes as described in Section 1.04 or Section 1.05 of the First Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.06(d) of the First Supplemental Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.03 and Section 1.08 of the First Supplemental Indenture and Section 1.09 and Section 2.08 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

10. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

11. Repayment to the Company. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

13. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Section 1.07(a)(v) or 1.07(a)(vi) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 1.07(a)(v) or 1.07(a)(vi) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

14. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the Trust Indenture Act, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

15. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

17. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Check One

[ ] (a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

[ ] (b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 1.08 and Section 1.09 of the Indenture shall have been satisfied.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

To be completed by purchaser if (a) above is checked.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.06(d) of the First Supplemental Indenture, check the box:

☐ 1.06(d) Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.06(d)of the First Supplemental Indenture, state the amount: $                    .

Date:	Your
Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D.
number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of a part of another Global Note or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF EXCHANGE NOTES

[DTC Legend]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ( THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            % SENIOR NOTES DUE

No. [ ]	$[ ]

CUSIP No.                         5

EVERETT SPINCO, INC.

EVERETT SPINCO, INC., a Delaware corporation (the “Company”), promises to pay to                         , or registered assigns, the principal sum of                      Dollars ($                    ) on                     .

Interest Payment Dates:                      and

Record Dates:                      and

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[5]	Insert unrestricted CUSIP number.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with the Indenture.

Date: _________-

EVERETT SPINCO, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the             % Senior Notes due                      issued by Everett SpinCo, Inc. of the series designated therein referred to in the within-mentioned Indenture.

Date:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Everett SpinCo, Inc.

             % Senior Notes due

This note is one of a duly authorized series of debt securities of Everett SpinCo, Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of March 27, 2017 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 27, 2017 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The rate at which the Notes shall bear interest shall be             % per year. Interest on this Note will accrue (or will be deemed to have accrued) from the most recent date to which interest on this Note or any of its predecessor Notes has been paid or duly provided for or, if no such interest has been paid, from                     ,                     . The Interest Payment Dates for the Notes shall be                     and                      of each year, beginning                     ,                     . Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the                      and                      prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, the Trustee will act as paying agent and Registrar. The Company may change or appoint any paying agent or Registrar without notice to any Holder.

4. Indenture. The Notes are subject to all terms of the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “            % Senior Notes due             ”, initially limited to $                     in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Everett SpinCo, Inc., 3000 Hanover Street, Palo Alto, California, 94304, Attention: General Counsel.

5. Redemption. The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time or from time to time, as provided in Section 1.04 of the First Supplemental Indenture.

6. Sinking Fund or Mandatory Redemption. The Notes will not have the benefit of any sinking fund or mandatory redemption.

7. Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has redeemed such Notes as described in Section 1.04 or Section 1.05 of the First Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.06(d) of the First Supplemental Indenture.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Sections 2.01 and 2.08 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

10. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

11. Repayment to the Company. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12. Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

13. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Section 1.07(a)(v) or 1.07(a)(vi) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 1.07(a)(v) or 1.07(a)(vi) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

14. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the Trust Indenture Act, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

15. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

17. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.06(d) of the First Supplemental Indenture, check the box:

☐	1.06(d) Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.06(d) of the First Supplemental Indenture, state the amount: $                    .

Date:	Your
Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of a part of another Global Note or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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